UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRUE RELIGION APPAREL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0352633 (I.R.S. Employer Identification No.)

1525 Rio Vista Avenue
Los Angeles, CA 90023
(Address of Principal Executive Offices and Zip Code)

N/A
(Full title of the plan)

The President
True Religion Apparel Inc.
1525 Rio Vista Avenue
Los Angeles, CA 90023
(Name and address of agent for service)

323.266.3072
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Ethan Minsky
Clark, Wilson
Barristers & Solicitors
800 - 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604.687.5700
Facsimile: 604.687.6314

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares (2)	67,000	$2.37	$158,790.00	$20.12 (3)

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2) The common shares that we are registering are 60,000 common shares underlying options that we granted to the selling security holders before we adopted our 2004 Stock Option Plan and 7,000 common shares, 5,000 of which have been issued to a consultant pursuant to a public relations agreement dated July 31, 2003 and 2,000 of which yet remain to be issued under that public relations agreement.

(3) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Our estimate is based on the average of the high and low prices for our common stock as reported on the National Association of Securities Dealers Inc.'s OTC Bulletin Board on October 5, 2004.

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an aggregate of 67,000 shares of our common stock. Of the total, 60,000 of these common shares may be issued by our company upon the exercise of 15,000 share purchase options that we granted on July 19, 2003, and another 45,000 share purchase options that we granted on April 22, 2004. The balance of these 67,000 common shares that we are registering consist of 5,000 common shares of our company that we issued to a consultant on June 21, 2004 pursuant to a public relations agreement dated July 31, 2003, and an additional 2,000 common shares of our company that we are obligated to issue to that same consultant within the next 60 days pursuant to that same public relations agreement dated July 31, 2003.

Under cover of this registration statement on Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the 1933 Act. The reoffer prospectus has been included in this registration statement on Form S-8 so that the selling security holders may resell the shares of common stock.

Three of the selling security holders were granted options on July 19, 2003 and April 22, 2004, prior to our adopting our 2004 Stock Option Plan and our 2004 Equity Incentive Plan. The fourth selling security holder was issued 5,000 shares pursuant to a consulting agreement dated July 31, 2003. The shares of common stock that may be issued upon exercise of these options and the 5,000 shares that we have already issued in accordance with the public relations agreement are considered "restricted securities" for the purposes of Instruction C of Form S-8 and therefore we are registering such shares of common stock for resale on this registration statement together with the additional 2,000 common shares that we are still obligated to issue to our consultant within the next 60 days pursuant to our consulting agreement dated July 31, 2003. Accordingly, we have included in the reoffer prospectus the names of the persons who hold these options and the name of the consultant to whom we have issued (and to whom we have yet to issue) shares and we have described the nature and the number of securities to be reoffered by them.

Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 60,000 shares of our common stock which may be issued upon exercise of the options issued on July 19, 2003 and April 22, 2004, the 5,000 shares of our common stock that we issued to our consultant on June 21, 2004 and the additional 2,000 shares of our common stock that we propose to issue within the next 60 days to our consultant pursuant to our consulting agreement dated July 31, 2003.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Not applicable.

Item 2. Registrant Information and Employee Plan Annual Information

We will provide, without charge, to each person to whom a copy of the Section 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus). Requests should be directed to Charles Lesser, Chief Financial Officer, True Religion Apparel Inc., 1525 Rio Vista Avenue, Los Angeles, California, 90023. Our telephone number is 323.266.3072.

REOFFER PROSPECTUS

The date of this prospectus is October 6, 2004

True Religion Apparel Inc.
1525 Rio Vista Avenue
Los Angeles, CA 90023

67,000 Shares of Common Stock

This reoffer prospectus relates to a maximum of 67,000 shares of our common stock which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. It is anticipated that the selling security holders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. Although we will receive payment of the exercise price from those of the selling security holders holding options when they exercise those options, we will receive no part of the proceeds from sales made under this reoffer prospectus. The selling security holders will bear all sales commissions and similar expenses. We will however pay for all of the costs associated with the filing of this registration statement.

The selling security holders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

Our common shares are quoted on the OTC Bulletin Board under the trading symbol "TRLG". On October 5, 2004, the last reported closing price of our common stock was $2.40 per share on the OTCBB.

Our principal executive offices are located at 1525 Rio Vista Avenue, Los Angeles, California, 90023 and our telephone number is 323.266.3072.

The common shares offered pursuant to this registration statement involve a high degree of risk. For more information, please see the section of this Reoffer Prospectus titled "Risk Factors", beginning on page 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this reoffer prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire reoffer prospectus, including the "Risk Factors" section, and the documents and information incorporated by reference into this reoffer prospectus.

This reoffer prospectus relates to a maximum of 67,000 shares of our common stock which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. It is anticipated that the selling security holders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. Although we will receive payment of the exercise price from the selling security holders when they exercise their options, we will not receive any proceeds from the sales of common stock by the selling security holders under this reoffer prospectus. The selling security holders will pay for the cost of all sales commissions and similar expenses. We will however pay for all of the costs associated with the filing of this registration statement.

We were incorporated under the laws of the State of Nevada on April 25, 2001 under the name Gusana Explorations Inc. On June 24, 2003, we acquired all of the issued and outstanding shares of Guru Denim, Inc., and, on August 18, 2003, we changed our name to True Religion Apparel, Inc.

From inception on April 25, 2001, until our company's acquisition of Guru Denim, Inc., on June 24, 2003, our company was engaged in the acquisition and exploration of mineral properties. Our principal capital resources were acquired through issuance of common stock and from shareholder loans.

We had insufficient capital to fully explore and develop our mineral properties and we were unable to obtain additional financing in the form of a private placement or shareholder loans to obtain the capital necessary to survive and exploit our resources. As a result, we were unsuccessful in fully implementing our business plan in regards to the exploration and development of our mineral properties. Our board of directors subsequently conducted an in-depth analysis of our business plan and related future prospects for mineral exploration companies. They decided that it was in our company's best interest to concurrently pursue initiatives in the clothing industry as an extension to our existing business. Accordingly, we began researching business opportunities in the clothing industry, including potential acquisitions and arrangements with suitable business partners that might assist us in realizing our overall objective of engaging in a profitable business. Our board of directors felt that this was in our best interests because they determined that it was not likely that our mineral properties could be successfully explored and developed without a source of revenue to sustain these activities. Since that time, our board of directors decided that the continuation of the program of exploration of our mineral properties was too costly and the prospects of profitability were too remote, and they resolved to let these mining claims lapse.

On June 23, 2003, we entered into a formal Share Purchase Agreement with Jeffrey Lubell and Guru Denim, Inc. pursuant to which we agreed to acquire all 1,000 of the issued and outstanding shares of Guru Denim, Inc. Eight hundred of these shares were owned by Mr. Lubell, the other 200 shares were owned by Indigo Group U.S.A., Inc. In consideration for all of the shares of Guru Denim, Inc., our company agreed to issue 14,571,305 shares of our common stock to Mr. Lubell and to pay $300,000 in cash to Indigo Group U.S.A., Inc. The transactions contemplated in this Share Purchase Agreement closed on June 24, 2003.

The share exchange transaction whereby we acquired the shares of Guru Denim, Inc. was treated, for accounting purposes, as a reverse merger. Mr. Lubell, who became our President and Chief Executive Officer upon closing, has 25 years of experience in the clothing and textile industries. He has designed, marketed and distributed specialized denim and high fashion jeans in Los Angeles since 1978. Guru Denim Inc. makes and distributes high fashion jeans under the trademark name "True Religion Brand Jeans" and has customers in the United States, the United Kingdom, Italy, Canada and Japan. Mr. Lubell executed a management agreement with us on closing providing him with a percentage of our net sales in addition to salary, options and other compensation.

Through our wholly-owned California subsidiary Guru Denim, Inc., we design, develop, manufacture, market, distribute and sell high fashion jeans and other apparel. We currently manufacture, market, distribute and sell "True Religion Brand Jeans", denim jackets and t-shirts in the United States, Canada, the United Kingdom, Europe, Australia and Japan.

Our offices consist of approximately 19,300 square feet of combined office and warehouse space located at 1525 Rio Vista Avenue, Los Angeles, California 90023. We lease these premises at a rate of $0.78 per square foot per year. We conduct all of our executive and administrative functions in, and our subsidiary ships True Religion Brand Jeans to its customers from, this facility. Our telephone number, which we share with Guru Denim, Inc., is (323) 266-3072.

We market and distribute True Religion Brand Jeans, denim jackets and t-shirts in the United States and abroad by attendance at industry and trade shows and by entering into sales agency or distribution agreements with independent agents, each of which is granted exclusive rights to market and sell our products in its respective territory. We currently have agreements in place with commissioned sales agents in the United States earning sales commissions at 10%. We currently have distribution agreements with distributors in Italy, Germany, Switzerland, Japan, Holland, Canada, the United Kingdom and Australia. Our distributors purchase products from our company at a discount for resale to their customers in their respective territories. Our distributors warehouse our products at their expense following which they ship to and collect payment from their customers directly.

As used in this reoffer prospectus, the terms "we", "us", "our" and "True Religion" means True Religion Apparel, Inc. and our subsidiary, Guru Denim, Inc., unless otherwise indicated.

RISK FACTORS

Forward Looking Statements

This reoffer prospectus contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks described in this section, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Those forward-looking statements also involve certain risks and uncertainties. Factors, risks and uncertainties that could cause or contribute to such differences include those specific risks and uncertainties discussed below and those discussed in our Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on April 14, 2004. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document.

Our common shares are considered speculative during the growth of our new business operations. Prospective investors should consider carefully the risk factors set out below.

We are in the early stages of our growth and we have only just begun to earn significant revenue, which makes it difficult to evaluate whether we will operate profitably.

We are in the early stages of the growth of our company, which is involved primarily in the production and processing of high fashion denim apparel. As a result, we do not have a meaningful historical record of sales and revenues nor an established business track record. We have only recently begun to earn significant revenues.

Unanticipated problems, expenses and delays are frequently encountered in ramping up production and sales and developing new products, especially in the current stage of our business. Our ability to continue to successfully develop, produce and sell our products and to generate significant operating revenues will depend on our ability to, among other things:

  continue to successfully develop and operate production facilities or maintain existing or new agreements with third parties to perform these functions on our behalf;
  successfully market, distribute and sell our products or maintain existing or new agreements with third parties to perform these functions on our behalf; and
  obtain the financing required to implement our business plan.

Given our limited operating history, lack of long-term sales history and other sources of revenue, there can be no assurance that we will be able to achieve any of these goals and develop a sufficiently large customer base to be profitable.

We have recently raised $1,000,000 in a private placement of equity and we have received another $1,000,000 from the exercise of the share purchase warrants that we issued in that private placement, and our management believes that we can sustain our operations for the next year from a combination of the proceeds of this private placement, existing working capital and from operating revenue. The future of our company will depend upon our ability to obtain adequate orders for our products, prompt payment for our products and, as and when needed, sufficient financing and continuing support from security holders and creditors and to achieve and maintain profitable operations. To the extent that we cannot achieve our plans and generate revenues which exceed expenses on a consistent basis and in a timely manner, our business, results of operations, financial condition and prospects could be materially adversely affected.

Our continued operations depend on current fashion trends. If our products and design do not continue to be fashionable, our business could be adversely affected.

The novelty and the design of our True Religion Brand apparel is important to our success and competitive position, and the inability to continue to develop and offer such unique products to our customers could harm our business. We cannot be certain that high fashion denim apparel will continue to be fashionable. Should the trend steer away from high fashion denim apparel, our sales could decrease and our business could be adversely affected. In addition, there are no assurances that our future designs will be successful, and any unsuccessful designs could adversely affect our business.

We depend on third parties for significant elements of our sales and distribution efforts. If these third parties do not contribute to assist us in our sales and distribution, our sales, distribution and revenue could decrease, which would have an adverse impact on our business.

We limit our marketing efforts to participation in a limited number of industry trade shows where we showcase our products. We depend substantially upon third parties for several critical elements of our business including, among other things, sales and distribution activities. There can be no assurance that we or these third parties will be able to establish or maintain adequate sales and distribution capabilities, that we will be able to enter into agreements or relationships with third parties in additional territories on financially acceptable terms or that any third parties with whom we enter into such arrangements will be successful in selling or distributing our products. If they are not, our business could be negatively impacted. Also, if we are unable to maintain our relationships with these sales agents and distributors or if these sales agents and distributors begin selling our competitors products, then our ability to generate revenues through the sale of our products could be negatively impacted.

Our business could suffer if we need to add or replace manufacturers.

Although we design and market our products, we outsource manufacturing to third party manufacturers. Outsourcing the manufacturing component of our business is common in the garment industry, as we compete with other companies for the production capacity of our manufacturers. Because we are a small enterprise and many of the companies with which we compete have greater financial and other resources than we have, they may have an advantage in the competition for production capacity. We currently outsource our production to only one manufacturer. If we experience a significant increase in demand, or if we need to replace our existing manufacturer, we may have to expand our third party manufacturing capacity. We cannot be assured that this capacity will be available to us, or that if available it will be available on terms that are acceptable to us. If we cannot produce a sufficient quantity of our products to meet demand or delivery schedules, our customers might reduce demand, reduce the purchase price they are willing to pay for our products or replace our product with the product of a competitor, any of which could have a material adverse effect on our financial condition and operations.

Our business could suffer from the financial instability of our customers.

We sell our product primarily to retail and distribution companies in the United States and around the world on open account with 30 to 45 day payment terms. In foreign markets, we try to obtain a letter of credit or wire transfer upon shipment but these arrangements are not always possible. Financial difficulties with a customer could result in serious losses for our company.

The loss of Mr. Jeffrey Lubell or other key management personnel would have an adverse impact on our future development and could impair our ability to succeed.

Our performance is substantially dependent upon the expertise of our President, Mr. Jeffrey Lubell, and other key management personnel, and our ability to continue to hire and retain these personnel. Mr. Lubell spends all of his working time working with our company and our wholly owned subsidiary. It may be difficult to find sufficiently qualified individuals to replace Mr. Lubell or other key management personnel if we were to lose any one or more of them. The loss of Mr. Lubell or any of our key management personnel could have a material adverse effect on our business, development, financial condition, and operating results.

We do not maintain "key person" life insurance on any of our directors or senior executive officers.

Competition in the garment industry is fierce. If we cannot successfully compete, our business may be adversely affected.

The garment industry, in general, and the designer denim sector, in particular, is intensely competitive and fragmented. We compete against a large number of well-established companies with greater product and name recognition and with substantially greater financial, marketing and distribution capabilities than ours, as well as against a large number of small specialty producers. Our competitors include, by way of example, Levi Strauss & Co., Giorgio Armani, Polo Ralph Lauren Corporation, Calvin Klein and other well known and respected brands. There can be no assurance that we can compete successfully in this complex and changing market. If we cannot, our business will be adversely affected.

Government regulation and supervision could restrict our business.

Any negative changes to international trade agreements and regulations such as NAFTA, or any agreements affecting international trade such as those made by the World Trade Organization, which result in a rise in trade quotas, duties, taxes and similar impositions or which has the result of limiting the countries from whom we can purchase our fabric or other component materials, or limiting the countries where we might market and sell our products could have an adverse effect on our business.

If our competitors misappropriate our proprietary know how and trade secrets, it could have a material adverse affect on our business.

The loss of or inability to enforce our trademark "True Religion Brand Jeans" and the trademarked "Buddah" logo and other proprietary know-how and trade secrets could adversely affect our business.

We depend heavily on trade secrets and the design expertise of Jeffrey and Kymberly Lubell. If any of our competitors copies or otherwise gains access to our trade secrets or develops similar products independently, we would not be able to compete as effectively. The measures we take to protect our trade secrets and designs may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding the rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights or claims that our intellectual property right interests are not valid. Any claims against us, such as the claim described in the preceding paragraph, with or without merit, could be time consuming and costly to defend or litigate and therefore could have an adverse affect on our business.

Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

The United States Securities and Exchange Commission ("SEC") has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

We do not expect to declare or pay any dividends.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

INFORMATION ABOUT THE OFFERING

This reoffer prospectus relates to a maximum of 67,000 shares of our common stock which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. It is anticipated that the selling security holders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. Although we will receive payment of the exercise price from the selling security holders when they exercise their options, we will not receive any proceeds from the sales of common stock by the selling security holders under this reoffer prospectus. The selling security holders will pay for the cost of all sales commissions and similar expenses. We will however pay for all of the costs associated with the filing of this registration statement.

USE OF PROCEEDS

The options being registered by this prospectus, including the shares of common stock that could be issued by our company upon the exercise of the options, are being registered for the account of the selling security holders named in this reoffer prospectus. As a result, all proceeds from the sales of the common stock will go to the selling security holders and we will not receive any proceeds from the resale of the common stock by the selling security holders, although we may receive proceeds of up to $43,200 upon the exercise of the options, which we propose to use for general working capital purposes, including the purchase of denim fabric and other products for resale, advertising and marketing expenses.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell the Shares from time to time on the OTC Bulletin Board, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

DILUTION

Because any selling security holders who offer and sell Shares covered by this Reoffer Prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this Reoffer Prospectus information about the dilution (if any) to the public arising from these sales.

SELLING SECURITY HOLDERS

The following table identifies the selling security holders and indicates (i) the nature of any material relationship that such selling security holder has had with us for the past three years, (ii) the number of shares held by the selling security holders, (iii) the amount to be offered for each of the selling security holder's account, and (iv) the number of shares and percentage of outstanding shares of the common shares in our capital to be owned by each selling security holder after the sale of the shares offered by them pursuant to this offering. The selling security holders are not obligated to sell the shares offered in this reoffer prospectus and may choose not to sell any of the shares or only a part of the shares that they receive. SEC rules require that we assume that the selling security holders exercise all of their options and sell all of the shares offered with this reoffer prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling security holders.
Selling security holder	Number of Shares Beneficially Owned(1)	Number of Shares Subject to Options (2)	Shares Being Registered	Percentage of Shares Beneficially Owned(3)
				Before Offering	After Offering
Mark Saltzman(4)	15,000	15,000(5)	15,000	0.07%	Nil
Lida Paukert(6)	20,000	20,000(7)	20,000	0.10%	Nil
Ted Margulius(8)	25,000	25,000(9)	25,000	0.12%	Nil
Russell Kolody(10)	5,000	Nil	7,000(11)	0.02%	Nil

(1) Represents shares owned beneficially by each of Mark Saltzman, Lida Paukert and Ted Margulius. This figure includes shares underlying the options held by each of Mark Saltzman, Lida Paukert and Ted Margulius that may be exercisable as of, or within 60 days after the date of, this reoffer prospectus, but does not include any shares underlying those options that cannot be exercised within that period.

(2) Includes shares of our common stock underlying options granted to each of Mark Saltzman, Lida Paukert and Ted Margulius, whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.

(3) Based on 20,630,133 shares outstanding as of September 28, 2004.

(4) Mr. Saltzman is currently a director and the Chief Operating Officer of our company and has held these positions since July 4, 2003 and August 13, 2004 respectively.

(5) This figure represents stock options granted on July 19, 2003 at an exercise price of $0.48. These options are exercisable immediately.

(6) Ms. Paukert is a former consultant to our company.

(7) This figure represents stock options granted on April 22, 2004 at an exercise price of $0.80. These options are exercisable immediately.

(8) Mr. Margulius is the former Canadian distributor for our company.

(9) This figure represents stock options granted on April 22, 2004 at an exercise price of $0.80. These options are exercisable immediately.

(10) Mr. Kolody is a consultant who performs public relations activities for us.

(11) This figure includes 5,000 shares issued to Mr. Kolody on June 21, 2004 and 2,000 shares to be issued to Mr. Kolody within the next 60 days in accordance with the public relations agreement.

The information provided in the table above with respect to the selling security holders has been obtained from each of the selling security holders. Because the selling security holders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling security holders sell all of the shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by each selling security holder after this offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which he provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of their shares of our common stock on any market upon which the common stock may be quoted (currently the OTC Bulletin Board), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered by this reoffer prospectus may be sold by the selling security holder by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;

(c) an exchange distribution in accordance with the rules of the applicable exchange;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions;

(f) market sales (both long and short to the extent permitted under the federal securities laws);

(g) at the market to or through market makers or into an existing market for the shares;

(h) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(i) a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling security holders if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, the selling security holders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their respective brokers. Upon a default by a selling security holder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holder intends to comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event the selling security holder defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commission paid or discounts or concessions allowed to such broker-dealers, where applicable.

We and the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling security holders are a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holder, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

EXPERTS

Our financial statements as at December 31, 2003 and the period from inception (November 7, 2002) through December 31, 2003 incorporated by reference from our Form 10-KSB file with the SEC on April 14, 2004 have been audited by Stonefield Josephson, Inc., independent accountants, as set forth in their report accompanying the financial statements and are included herein in reliance upon the report.

MATERIAL CHANGES

There have been no material changes to the affairs of our Company since December 31, 2003 which have not previously been described in a report on Form 10-QSB or Form 8-K.

INCORPORATION OF DOCUMENTS BY REFERENCE

See Part II, Item 3 on page 15 herein for a list of documents filed by our company with the United States Securities and Exchange Commission (the "SEC") which are incorporated herein by reference.

AVAILABLE INFORMATION

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

We file Form 8-K reports and other information with the Securities and Exchange Commission as is required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we have filed at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the Securities and Exchange Commission's website at http:\\www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our business pursuant to the provision in the section entitled "Indemnification of Directors and Officers" (see below), we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the SEC are incorporated herein by reference:

1. The description of our common stock contained in the Registration Statement on Form SB-2 (SEC file number 333-112859), filed with the Securities and Exchange Commission on November 5, 2001, including all amendments and reports for the purpose of updating such description;

2. Our Annual Report on Form 10-KSB, filed on April 14, 2004. Our financial statements as at December 31, 2003 and the period from inception (November 7, 2002) through December 31, 2003 incorporated by reference from our Form 10-KSB file with the SEC on April 14, 2004 have been audited by Stonefield Josephson, Inc., independent accountants, as set forth in their report accompanying the financial statements and are included herein in reliance upon the report.;

3. Our Quarterly Report on Form 10-QSB, filed on May 18, 2004;

4. Our Current Report on Form 8-K, filed on July 12, 2004;

5. Our Definitive Proxy Statement, filed on July 20, 2004;

6. Our Quarterly Report on Form 10-QSB, filed on August 16, 2004;

7. Our Current Report on Form 8-K, filed on September 8, 2004; and

8. Our Current Report on Form 8-K, filed on September 20, 2004.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this reoffer prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide, without charge, to each person to whom a copy the Section 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus). Requests should be directed to the President, True Religion Apparel, Inc., 1525 Rio Vista Avenue, Los Angeles, California, 90023. Our telephone number is 323.266.3072.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov.

Item 4. Description of Securities.

We are registering an aggregate of 67,000 shares of our common stock. Of the total, 60,000 of these common shares may be issued by our company upon the exercise of 15,000 share purchase options that we granted on July 19, 2003, and another 45,000 share purchase options that we granted on April 22, 2004. The balance of these 67,000 common shares that we are registering consist of 5,000 common shares of our company that we issued to a consultant on June 21, 2004 pursuant to a public relations agreement dated July 31, 203, and an additional 2,000 common shares of our company that we are obligated to issue to that same consultant within the next 60 days pursuant to that same public relations agreement dated July 31, 2003.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 78.7502 of Nevada Revised Statutes provides as follows with respect to indemnification of directors and officers:

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

When indemnification is discretionary, Section 78.751 of Nevada Revised Statutes provides as follows with respect to the authorization required to carry out the indemnification:

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Article VII of our Bylaws provide that we must indemnify any director, officer, employee or agent of our company who becomes a party to an action against expenses including attorney fees, judgments, fines and amounts paid in settlement if that person acted in good faith and reasoned his conduct or action to be in the best interest of our company.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

5 Opinion of Clark, Wilson

23.1 Consent of Clark, Wilson (included in Exhibit 5)

23.2 Consent of Independent Registered Public Accounting Firm (Stonefield Josephson, Inc.)

24 Power of Attorney (included in signature page)

Item 9. Undertakings.

(a) We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 6, 2004.

TRUE RELIGION APPAREL, INC.

/s/ Jeffrey Lubell
By: Jeffrey Lubell, President, CEO and Director
(Principal Executive Officer)

/s/ Charles Lesser
By: Charles Lesser, Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Charles Lesser as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

/s/ Jeffrey Lubell
Jeffrey Lubell, President, CEO and Director
October 6, 2004

/s/ Charles Lesser
Charles Lesser, Chief Financial Officer
October 6, 2004

/s/ Kymberly Lubell
Kymberly Lubell, Secretary and Director

October 6, 2004

/s/ Mark Saltzman
Mark Saltzman, Director
October 6, 2004